UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	N/A	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 295-4840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2021, Marvell Technology, Inc. (“MTI”) and Inphi Corporation (“Inphi” and, together with MTI, the “Companies”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders (“Noteholders”) of Inphi’s outstanding 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”) and Inphi’s outstanding 0.75% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”). Under the terms of the Exchange Agreements, the Noteholders have agreed to exchange with the Companies (the “Exchanges”) approximately $9.6 million in aggregate principal amount of 2021 Notes and $199.5 million in aggregate principal amount of 2025 Notes held by the Noteholders for (i) 3,909,350 newly issued shares of common stock, par value $0.002 per share, of MTI (the “MTI common stock”), which is equal to 41.2384 shares per $1,000 principal amount of 2021 Notes exchanged and 17.6193 shares per $1,000 principal amount of 2025 Notes exchanged, plus (ii) an additional number of newly issued shares of MTI common stock per $1,000 principal amount of 2021 Notes equal to the quotient of (x) $1,181.65 divided by (y) the average of the daily volume-weighted average trading prices of the MTI common stock (the “Average Daily VWAP”) during an averaging period commencing on April 22, 2021 (the “Reference Period”), plus (iii) an additional number of newly issued shares of MTI common stock per $1,000 principal amount of 2025 Notes equal to the quotient of (x) $689.41 divided by (y) the Average Daily VWAP during the Reference Period (with such numbers rounded down to the nearest whole share for each Noteholder) (such shares of MTI common stock, collectively, the “Exchange Shares”). The Companies will receive no cash proceeds from the issuance of the Exchange Shares.

The Exchange Shares were offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares have not been, and will not be, registered under the Securities Act or any state securities law. MTI does not intend to file a registration statement for resale of the Exchange Shares. The Companies anticipate that the Exchanges will be completed on or about April 29, 2021.

The Exchanges were conducted in connection with the previously announced acquisition of Inphi pursuant to the Agreement and Plan of Merger and Reorganization, dated October 29, 2020, by and among Marvell Technology Group Ltd. (“Marvell”), MTI, Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi. Effective as of 4:01 p.m. Eastern Time on April 20, 2021 (such date, the “Merger Effective Date” and such time, the “Bermuda Merger Effective Time”), Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI. Effective as of 4:02 p.m. Eastern Time on the Merger Effective Date (the “Delaware Merger Effective Time”), Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. As a result of the Mergers, Marvell and Inphi became wholly owned subsidiaries of MTI.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

In connection with the Exchanges, during the Reference Period and shortly thereafter, the Noteholders who are hedging their Notes may adjust their hedge positions by selling shares of MTI’s common stock and/or entering into or unwinding economically equivalent derivative transactions with respect to shares of MTI’s common stock.

Separately, Inphi has entered into agreements with certain financial institution parties to Inphi’s existing capped call transactions entered into in connection with the 2021 Notes and the 2025 Notes (the “Existing Inphi Capped Call Counterparties” and the “Existing Inphi Capped Call Transactions”, respectively) to terminate certain portions of the Existing Inphi Capped Call Transactions (collectively, the “Unwind Agreements”). The Unwind Agreements provide for such terminations to occur over a period of time from, and including, the trading day immediately following the Delaware Merger Effective Time to, and including, June 1, 2021, subject to postponement in certain circumstances (the “Unwind Period”). In connection with the related unwind of the existing hedge positions with respect to the Existing Inphi Capped Call Transactions, the Companies expect the Existing Inphi Capped Call Counterparties and/or their affiliates to enter into or unwind various derivative transactions economically equivalent to selling shares of MTI’s common stock and/or to sell shares of MTI during the Unwind Period.

The market activities of the Noteholders and the Existing Inphi Capped Call Counterparties described above could have the effect of decreasing, or limiting an increase in, the market price of MTI’s common stock at the time. The Companies cannot predict the magnitude of such activities or the overall effect they may have on the market price of MTI’s common stock at the time.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders.

2021 Notes

On April 20, 2021, the Companies entered into a First Supplemental Indenture (the “2021 Notes First Supplemental Indenture”) with Wells Fargo Bank, National Association (the “2021 Notes Trustee”), amending and supplementing the Indenture, dated as of September 12, 2016 (the “2021 Notes Indenture”), between Inphi and the 2021 Notes Trustee, relating to the 2021 Notes. Among other matters, the 2021 Notes First Supplemental Indenture provides that as a result of the Delaware Merger, at and after the Delaware Merger Effective Time, the right to convert each $1,000 principal amount of 2021 Notes shall be changed into a right to convert such principal amount of 2021 Notes into the number of Units of Reference Property equal to the conversion rate in effect immediately prior to the Delaware Merger Effective Time. Units of Reference Property is defined in the 2021 Notes Supplemental Indenture to mean 2.323 shares of MTI common stock and $66.00 in cash, without interest, plus cash in lieu of any fractional shares of MTI common stock.

Under the 2021 Notes First Supplemental Indenture, MTI has also irrevocably and unconditionally guaranteed all of Inphi’s obligations under the 2021 Notes and the 2021 Notes Indenture.

The foregoing description of the 2021 Notes First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Notes First Supplemental Indenture, a copy which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

2025 Notes

On April 20, 2021, the Companies entered into a First Supplemental Indenture (the “2025 Notes First Supplemental Indenture”) with U.S. Bank National Association (the “2025 Notes Trustee”), amending and supplementing the Indenture, dated as of April 24, 2020 (the “2025 Notes Indenture”), between Inphi and the 2025 Notes Trustee, relating to the 2025 Notes. Among other matters, the 2025 Notes First Supplemental Indenture provides that as a result of the Delaware Merger, at and after the Delaware Merger Effective Time, the right to convert each $1,000 principal amount of 2025 Notes shall be changed into a right to convert such principal amount of 2025 Notes into the number of Units of Reference Property equal to the conversion rate in effect immediately prior to the Delaware Merger Effective Time. Units of Reference Property is defined in the 2025 Notes Supplemental Indenture to mean 2.323 shares of MTI common stock and $66.00 in cash, without interest, plus cash in lieu of any fractional shares of MTI common stock.

Under the 2025 Notes First Supplemental Indenture, MTI has also irrevocably and unconditionally guaranteed all of Inphi’s obligations under the 2025 Notes and the 2025 Notes Indenture.

The foregoing description of the 2025 Notes First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Notes First Supplemental Indenture, a copy which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 8.01	Other Events.

The Delaware Merger constitutes a Make-Whole Fundamental Change under both the 2021 Notes Indenture and the 2025 Notes Indenture. Accordingly, the Notes have become convertible pursuant to Section 14.01(b)(iii) of the respective indentures and may be surrendered for conversion at the option of the holders thereof during the period commencing on April 20, 2021 and ending on, and including, the close of business on the business day immediately prior to the related Fundamental Change Repurchase Date (as defined in the respective indentures), which prior date is currently expected to be June 1, 2021.

On April 20, 2021, Inphi issued a press release announcing the occurrence of the Make-Whole Fundamental Change described above. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: our failure to realize the anticipated benefits of the transaction, including as a result of our ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays related to such integration; our ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the completion of the transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; legislative, regulatory and economic developments affecting our business; general economic and market developments and conditions including disruptions in our supply chain or in the supply chains of our customers or suppliers; the evolving legal, regulatory and tax regimes under which we operate; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as our response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors as well as other risks associated with the transaction and the combined company as described in the “Risk Factors” section of the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the transaction, and risks and uncertainties that affect our business as described in the “Risk Factors” section of Marvell Technology Group Ltd.’s most recent Annual Report on Form 10-K and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	First Supplemental Indenture, dated as of April 20, 2021, by and among Marvell Technology, Inc., Inphi Corporation and Wells Fargo Bank, National Association, as trustee

4.2	First Supplemental Indenture, dated as of April 20, 2021, by and among Marvell Technology, Inc., Inphi Corporation and U.S. Bank National Association, as trustee

10.1	Form of Exchange Agreement

99.1	Press Release dated April 20, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021

MARVELL TECHNOLOGY, INC.

By:	/s/ JEAN HU
Jean Hu
Chief Financial Officer